EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-23697, 333-24475, 333-71044, 333-113426, 333-145116, Post-Effective Amendment No. 1 to 333-113426 and 333-169015 on Form S-8 of our reports dated June 3, 2011, relating to the consolidated financial statements and consolidated financial statement schedule of Graham Corporation and subsidiaries, and the effectiveness of Graham Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Graham Corporation for the year ended March 31, 2011.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP
Rochester, New York
June 3, 2011

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